EXHIBIT 2(d)

                                POWER OF ATTORNEY
                    For Executing Schedule 13D and Amendments
                        Re: HOGC Acquisition Corporation

         Know all by these presents, that the undersigned hereby constitutes and appoints each of John F. Price and Rudolph H. Funke, signing singly, the undersigned's true and lawful attorney-in-fact to execute and file on behalf of the undersigned a Schedule 13D and all amendments thereto that the undersigned may be required to file with the United States Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the undersigned's beneficial ownership of securities in Hondo Oil & Gas Company and take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, or either of them, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could so personally, with full power of substitution, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

         The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 13(d) of the Securities Exchange Act of 1934.

         The authority granted by this power of attorney shall continue until the undersigned is no longer required to file a Schedule 13D (or amendments thereto) with respect to the undersigned's beneficial ownership of securities in Hondo Oil & Gas Company, unless earlier revoked in writing.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 13th day of October, 1998.

                                            HOGC Acquisition Corporation


                                            By: /s/ John F. Price
                                                --------------------------------
                                                     Name:    John F. Price
                                                     Title:   President